UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 21, 2015

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Vesting of Performance Share Units under 2012 Equity Incentive Plan

On September 10, 2012, the Compensation Committee of the Board of Directors (the “Committee”) granted performance-vesting restricted share units (“PSUs”) to certain of the Company’s executive officers, including the named executive officers listed in the table below, under the terms of the Company’s 2012 Equity Incentive Plan. The PSUs were eligible to vest after the end of a three-year performance period, subject to continued employment and the achievement of average annual return on invested capital (“ROIC”) over the performance period, modified by a factor based on the Company’s relative total shareholder return (“TSR”) percentile compared with a selected peer group, as generally described under the heading “Compensation Discussion and Analysis— Long-Term Equity Incentives—Share Awards (Restricted Shares and Restricted Share Units, Threshold Performance Shares and Threshold Performance Share Units and Performance Share Units)—Performance Share Units” on pages 51 and 52 of our proxy statement for our fiscal year ended June 28, 2013, filed with the Securities and Exchange Commission on September 11, 2013.

On September 21, 2015, the Committee certified the level of achievement of the financial performance metrics for the three-year performance period ended July 3, 2015. The PSUs will vest at 157% of target, on the basis of a three-year average annual ROIC of 64%, and relative TSR at the 73rd percentile over the performance period.

The actual number of shares to be issued to our named executive officers listed in our 2015 proxy statement pursuant to the PSU vesting is shown in the table below.

NAMED EXECUTIVE OFFICER	Number of Shares
Stephen J. Luczo	451,831
William D. Mosley	62,800
Patrick J. O’Malley	62,800
Albert Pimentel	62,800

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Patrick J. O’Malley, III
Name:	Patrick J. O’Malley, III
Title:	Executive Vice President and Chief Financial Officer

Date: September 21, 2015

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